AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 15th day of November, 2016, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Osterweis Funds, and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the
Osterweis Emerging Opportunity Fund and Osterweis Total Return Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit K to the Agreement is hereby superseded and replaced with Amended Exhibit K attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By /s/ Ian Martin

Name: Elaine E. Richards	Name: Ian Martin

Title: President	Title: Executive Vice President

11/2016

Amended Exhibit K to the PMP Transfer Agent Servicing Agreement - Osterweis
Name of Series
Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Strategic Investment Fund
Osterweis Institutional Equity Fund
Osterweis Emerging Opportunity Fund
Osterweis Total Return Fund

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL/FEE SCHEDULE at : June 30, 2015**
Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
♦ No-Load  - $[ ] /account
♦ Matrix Level 3 - $[ ]
♦ Closed Accounts - $[ ]/account
Annual Minimum :
♦ $[ ] per no-load fund
♦ $[ ] per load or daily accrual fund

Plus basis points on family-level assets
[ ] basis point on first $[ ] billion
[ ] basis point on next $[ ] billion
[ ] basis point on balance

Activity Charges
♦ Telephone Calls - $[ ] per minute
♦ Draft Check Processing - $[ ] /draft
♦ Daily Valuation Trades - $[ ] /trade
♦ Lost Shareholder Search - $[ ] /search
♦ AML Base Service (excl Level 3 accounts)
0-999 accounts - $[ ]/year
1,000-4,900 accounts - $[ ]/year
5,000-9,999 accounts – $[ ]/year
10,000+ accounts - $[ ]/year
♦ AML New Account Service - $[ ]/new domestic accounts and $[ ]/new foreign account
♦ ACH/EFT Shareholder Services:
$[ ]/month/fund group
$[ ] /ACH item, setup, change
$[ ] /correction, reversal
Miscellaneous Costs - Including but not limited to:
♦ Telephone toll-free lines, call transfers, etc.
♦ Mailing, sorting and postage
♦ Stationery, envelopes
♦ Programming, special reports
♦ Insurance, record retention, microfilm/fiche
♦ Proxies, proxy services
♦ ACH fees, NSCC charges
♦ All other miscellaneous expenses

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
♦ $[ ] /qualified plan acct (Cap at $[ ]/SSN)
♦ $[ ] /Coverdell ESA acct (Cap at $[ ]/SSN)
♦ $[ ] /transfer to successor trustee
♦ $[ ] /participant distribution (Excluding SWPs)
♦ $[ ] /refund of excess contribution
Additional Shareholder Fees (Billed to Investors)
♦ $[ ] /outgoing wire transfer
♦ $[ ] /overnight delivery
♦ $[ ] /return check or ACH
♦ $[ ] /stop payment
♦ $[ ] /research request (Cap at $[ ]/request)
(For requested items of the second calendar year [or previous] to the request)
Technology Charges
 1. Fund Group Setup (first cusip) - $[ ] /fund group
 2. Fund Setup - $[ ] /cusip (beyond first cusip)
 3.   NSCC Service Interface – All NSCC Services
♦ Setup - $[ ] /fund group
♦ Annual - $[ ] /cusip/year
 4.   Telecommunications and Voice Services
♦ Service Setup - $[ ] ATT transfer connect
♦ VRU Setup - $[ ] /fund group
♦ VRU Maintenance - $[ ] /cusip/month
♦ $[ ] /voice response call
♦ $[ ] /voice recognition call
 5. Asset Allocation Services - $[ ] /account group/year ([ ] reallocations)
 6. Average Cost - $[ ] /account/year
 7. Development/Programming - $[ ] /hour
 8. File Transmissions – subject to requirements
 9. Selects - $[ ] per select
10. ReportSource - $[ ] /month – Web reporting
11. Extraordinary services – charged as incurred
♦ Conversion of Records (if necessary) – Estimate to be provided.
♦ Custom processing, re-processing.

* Subject to CPI increase.

11/2016

Amended Exhibit K (continued)  to the PMP Transfer Agent Servicing Agreement - Osterweis

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE at : 6/30/15

Disaster Recovery - $[ ] per open account

FAN WEB Select

− Monthly Fee - $[ ]
− Inquiry - $[ ] /event
− Transaction – $[ ] /event
− Customization - $[ ]/hr

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪ $[ ] setup per fund group
▪ $[ ] per month administration
▪ $[ ] per sent email correspondence

Literature Fulfillment Services
▪ Account Management/Database Administration
− $[ ] per month
− Receiving - $[ ] per SKU
− Order Processing - $[ ] per order
− Skid Storage - $[ ] per month per location
− Disposal - $[ ] per SKU
▪ Inbound Teleservicing Only
− Account Management - $[ ] per month (OR)
− Call Servicing - $[ ] per call
▪ Lead Source Reporting
− $[ ] per month
▪ Closed Loop Reporting
− Account Management - $[ ] per month
− Database Installation, Setup - $[ ] per fund group
▪ Miscellaneous Expenses
− Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

All other extraordinary services
Fees are billed monthly.

11/2016

Amended Exhibit K to the PMP Transfer Agent Servicing Agreement - Osterweis Informa Shareholder Electronic Statement Services
 Supplemental Services Fee Schedule at 6/30/15

Electronic Confirm Presentation
CDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access - $[ ] /statement
Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
Development & Implementation of Electronic Confirm Statements - $[ ] initial setup fee
Note: Quarterly minimum fee of $[ ].

Electronic Investor Statement Presentation
Statements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access - $[ ] /statement
Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
Development & Implementation of Electronic Investor Statements - $[ ] initial setup fee

Electronic Tax Presentation
Tax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access - $[ ] /statement
Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
Development & Implementation of Electronic Tax Statements - $[ ] initial setup fee

Electronic Compliance Presentation
Compliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Loading, Storage, and Access
Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
Development & Implementation of Electronic Compliance Documents - $[ ] initial setup fee
Note: Annual compliance minimum fee of $[ ].

FAN Web Transaction Fees
View Consent Enrollment - $[ ] /transaction
Consent Enrollment - $[ ] /transaction
View Statements - $[ ] /view
Notes:
All pricing based upon contractual three-year term.  Proposal is rough estimate based upon client request.  Rates subject to change once formal business requirements are received and reviewed.  Estimate is valid for 90 days based on the following conditions:
▪
Document Loading, Storage and Access - Statements presented as PDF documents.  Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access.  Statements will be loaded for all accounts, regardless of consent.

▪
Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.

▪
Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed.  Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement).  Document set up fees will be determined upon requirements gathering and defining project scope.

▪
Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements.

Advisor’s Signature not required as the fees are not being changed only the
Osterweis Emerging Opportunity Fund and Osterweis Total Return Fund are being added.

11/2016